Exhibit 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Jeffrey J. Raymond, the President of Hyperion Energy, Inc., and Stephen DelVecchia, Chief Financial Officer of Hyperion Energy, Inc. (the “Company”), pursuant to 18 U.S.C. Section 1350, hereby certify that, to the best of their knowledge:

(i)
the Report on Form 10-QSB of the Company for the quarter ended June 30, 2008 (the“Report”) fully complies with the requirements of Section 13(a) or 15(d) , as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2008	By:	/s/ Jeffrey J. Raymond
Name: Jeffrey J. Raymond
Title: President

Date: August 14, 2008	By:	/s/ Stephen DelVecchia
Name: Stephen DelVecchia
Title: Chief Financial Officer

The foregoing certification accompanies the Report on Form 10-QSB pursuant to 18 U.S.C Section 1350.  It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.